EXHIBIT 23(P)(3)


                          WESTON FINANCIAL GROUP, INC.

                          WESTON SECURITIES CORPORATION


                                 CODE OF ETHICS

                                       AND

                          STATEMENT ON INSIDER TRADING


EFFECTIVE, JANUARY 9, 2003, AS AMENDED DECEMBER 31, 2007.

                          WESTON FINANCIAL GROUP, INC.
                          WESTON SECURITIES CORPORATION
              (EACH A "COMPANY," AND COLLECTIVELY, THE "COMPANIES")

                                 CODE OF ETHICS

I.    LEGAL REQUIREMENT.
      ------------------

      Section 17j and 17j-1 of the Investment Company Act of 1940, as amended.

      Section 204A and 204A-1 of the Investment Advisers Act of 1940, as amended.

      Section 17(j) of the Investment Company Act of 1940 (the `1940 Act") authorizes the Securities and Exchange Commission to adopt rules reasonably necessary to prevent fund directors, advisory personnel, and others from engaging in any fraudulent, deceptive, or manipulative practice in connection with the purchase or sale of any security held or to be acquired by the fund. In 1980, the Commission adopted Rule 17j-1 under the the1940 Act, requires that every registered investment company, its investment adviser and its principal underwriter must adopt a written code of ethics reasonably designed to prevent fraudulent trading and prevent violations of the code. Rule 17j-1 was substantially revised in 1999 to , among other things, enhance fund directors' oversight of codes of ethics and require initial and annual holdings reports from access persons. Rule 17j-1(b) makes it unlawful for any officer or director of the Companies (as well as certain other persons) in connection with the purchase or sale by such person of a security held or to be acquired by the Companies' registered investment company client, New Century Portfolios (the "Trust"):

      1.    to employ any device, scheme or artifice to defraud the Trust;

      2. to make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      3. to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Trust; or

      4.    to engage in any manipulative practice with respect to the Trust.

      In addition to Rule 17j-1 of the 1940 Act, the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA") requires that every investment adviser and broker-dealer, such as the Companies, will establish, maintain, and enforce written policies and procedures designed to detect and prevent the misuse of material non-public information by such investment adviser and/or broker-dealer.

      In 2004, the SEC adopted Rule 204A-1 of the Investment Advisers Act of 1940, as amended on February 1, 2005 (the "Advisers Act") which states that a registered investment adviser must adopt and disseminate a written code of ethics with respect to ITSFEA, and an investment adviser must also vigilantly review, update, and enforce these policies. The code must include, among other things, a standard of business conduct that reflects the adviser's fiduciary obligations. This rule was part of a package of SEC regulatory initiatives designed to respond to mutual fund trading abuses, including a few instances in which fund insiders engaged in short-term trading in fund shares in a manner that was inconsistent with policies described in the fund's prospectus. When the SEC adopted Rule 204A-1, the SEC also amended Rule 17j-1 to make certain provisions consistent with Rule 204A-1. Rule 204A-1 provides that every person subject to Section 204 of the Advisers Act shall be required to establish procedures to prevent insider trading. Attached to this Code of Ethics, as Exhibit A, is a Statement on Insider Trading that has been adopted by the Trust's investment adviser, Weston Financial Group, Inc., and the Trust's principal underwriter, Weston Securities Corporation.

II.   STANDARDS OF BUSINESS CONDUCT.
      ------------------------------

      This Code is based on the principal that the officers, directors, supervised persons and employees of each Company owe a fiduciary duty to its clients and, therefore, must place the clients' interests ahead of their own. The Companies' personnel must avoid any conduct which could create any actual or potential conflict of interest, and must make sure that their personal securities transactions do not in any way interfere with their clients' portfolio transactions. In addition, the Companies' personnel must make sure that they do not take inappropriate advantage of their positions.

      In view of the foregoing, each Company has determined to adopt this Code of Ethics to specify a code of conduct for certain types of personal securities transactions that might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

      This Code is consistent with the code of ethics that has been adopted by the Trust, except as modified to reflect specific aspects or business practices of each Company.

III.  DEFINITIONS.
      ------------

      For purposes of this Code as defined by Rule 17j-1 of the 1940 Act and Rule 204A-1 of the Advisers Act:

      A. "ACCESS PERSON"(AS DEFINED BY RULE 17J-1) means any director or officer of the Companies, or each employee of either Company (or of any company in a control relationship to the Companies) who, in connection with his or her regular duties or functions, makes, participates in, or obtains information regarding the purchase or sale of a security for the Trust, or whose functions relate to the making of any recommendation with respect to such purchases or sales. An ACCESS PERSON includes any natural person in a control relationship to either Company who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security. For example, an ACCESS PERSON will include any employee of either Company who has an active part in the management, portfolio selection, or underwriting functions of the Trust, or who, in the course of their normal duties, obtain prior information about the Trust's purchases or sales of securities (i.e., traders and analysts). The Company has identified all employees of the Company in the Wellesley location as Access Persons due to the size of the operation and the access to clients' personal confidential materials. In addition, all employees of the Company have been notified of their responsibilities and report as required below.

      B. "ACCESS PERSON" (AS DEFINED BY RULE 204A-1) means any of the Adviser's SUPERVISED PERSONs:

      1. who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or

      2. who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

Rule 204A-1 provides that if providing investment advice is the adviser's primary business, then all of the adviser's directors, officers, and partners are presumed to be access persons.

      C. "IMMEDIATE FAMILY" of an Access Person means any of the following persons who reside in the same household as the Access Person:

      child        grandparent  parent          son-in-law        sister-in-law
      stepchild    spouse       stepparent      daughter-in-law   father-in-law
      grandchild   sibling      mother-in-law   brother-in-law

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IMMEDIATE FAMILY includes a status arising from an adoptive relationship.

      D. "INVESTMENT PERSONNEL" means any employee of the Companies (or of any company in a control relationship to the Companies) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust, including any natural person who controls either Company and who obtains current information concerning recommendations made to the Trust with regard to the purchase or sale of a security by the Trust. For example, INVESTMENT PERSONNEL shall included any securities analyst, Portfolio Manager, or a member of an investment committee who is directly involved in the decision making process as to whether or not to purchase or sell a portfolio security and those persons who provide information and advice to a Portfolio Manager or who help execute a Portfolio Manager's decisions.

      E. "PORTFOLIO MANAGER" shall mean an employee of the investment adviser entrusted with the direct responsibility and authority to make investment decisions affecting the Trust.

      PLEASE NOTE: An officer or employee of the investment adviser whose duties do not include the advisory functions described above, who does not have access to the advisory information contemplated above, and whose assigned place of employment is at a location where no investment advisory services are performed for the Trust, is not an "ACCESS PERSON" unless actual advance knowledge of a covered transaction is furnished to such person.

      F. "SUPERVISED PERSON" is any partner, officer, director (or other person occupying a similar status or performing similar functions), or employees of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

      G. "AUTOMATIC INVESTMENT PLAN" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

      H. "BENEFICIAL OWNERSHIP" shall be as defined in Section 16a-1(a)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder, which, generally speaking, encompass those situations where the beneficial owner has the right to enjoy some economic benefits which are substantially equivalent to ownership regardless of who is the registered owner. This includes:

      1. securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise, regardless of whether the securities are owned individually or jointly;

      2. securities held in the name of a member of his or her Immediate Family sharing the same household;

      3. securities held by a trustee, executor, administrator, custodian or broker;

      4. securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

      5. securities held by a corporation which can be regarded as a personal holding company of a person; and

      6. securities recently purchased by a person and awaiting transfer into his or her name.

      I. "COVERED SECURITY" means a security as defined in Section 2(a)(36) of the 1940 Act and Section 202(a)18 of the Advisers Act, EXCEPT THAT IT SHALL NOT
INCLUDE:

      1.    direct  obligation  of the  Government  of the United  States  (i.e.
            T-Bills);

      2. bankers' acceptances, bank certificates of deposit, commercial paper and high quality short term debt instruments (i.e., any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization) including repurchase agreements;

      3.    shares issued by money market funds; and

      4. shares of registered open-end investment companies UNLESS THE INVESTMENT COMPANY IS AN `EXCHANGE TRADED FUND' (I.E. ISHARE, POWERSHARE, ETC...). ISHARES MUST BE PRECLEARED.

A future or an OPTION ON A FUTURE will be deemed to be a COVERED SECURITY subject to this Code.

      J. "DE MINIMIS SECURITY" means securities issued by any company included in the Standard & Poor's 500 Stock Index that are involved in a transaction with an aggregate value of less than $10,000.

      K. "EXEMPT SECURITY" means:

      1.    securities that are not Covered Securities;

      2.    De Minimis Securities;

      3. securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control;

      4.    securities   purchased   or  sold   in  a   transaction   which   is
            non-volitional on the part of either the Access Person or the Trust;

      5. securities acquired as a part of an automatic dividend reinvestment plan;

      6. securities acquired upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

      7.    securities  which the Trust is not  allowed  to  purchase  under the
            investment   objectives  and  policies  set  forth  in  its  current
            prospectus(es) and statement(s) of additional information.

      L. "FEDERAL SECURITIES LAWS" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of Treasury.

      M. "FUND" means an investment company registered under the Investment Company Act.

      N. "INITIAL PUBLIC OFFERING" is an offering of securities registered under the Securities Act of 1933 by an issuer that, immediately before the registration of such securities was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

      O. "INVESTMENT COMPANY" means a company registered as such under the Investment Company Act of 1940, as amended such as New Century Portfolios.

      P. "INVESTMENT ADVISER" means a company registered as such under the Investment Advisers Act of 1940, as amended such as Weston Financial Group, Inc.

      Q. "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6) or Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

      R. "REPORTABLE FUND OR SECURITY" as defined by Rule 204A-1 means:

      1. shares of mutual funds advised by the access person's employer or an affiliate, and shares of closed-end funds and offshore funds regardless of affiliation. (I.E. NEW CENTURY PORTFOLIOS TRANSACTIONS AND HOLDINGS ARE REPORTABLE, HOWEVER THEY ARE EXEMPT FROM PRE-CLEARANCE) for which the Adviser serves as an investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940; and

      2. any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser.

      S. A Covered Security is " HELD OR TO BE ACQUIRED" if within the most recent fifteen (15) days it:

      1.    is or has been held by the Trust; or

      2. is being or has been considered by the Trust or its investment adviser for purchase by the Trust.

A purchase or sale includes the writing of an option to purchase or sell, and any security that is exchangeable for or convertible into, a Covered Security that is being held or is to be acquired by the Trust.

IV.   POLICIES CONCERNING PERSONAL SECURITIES TRANSACTIONS.
      -----------------------------------------------------

      1.    GENERAL POLICY.
            ---------------

      No Access Person of the Companies shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b), Rule 204A-1, Federal Securities Laws, or in connection with any personal investment activity, engage in any conduct that would be inconsistent with this Code of Ethics.

      2.    PRE-CLEARANCE POLICY.
            ---------------------

      No Access Person may buy or sell Covered Securities, Initial Public Offerings or Limited Offerings, other than Exempt Securities, for his or her personal portfolio or the portfolio of a member of his or her Immediate Family without obtaining authorization from the Chief Compliance Officer or her designee PRIOR to effecting such securities transaction. Authorization may be written or oral, but each oral authorization shall be documented contemporaneously by the approving Chief Compliance Officer or designee, and a copy of such authorization will be provided by the approving officer to the Access Person to memorialize the oral authorization previously granted. An approved request will remain valid for TWO (2) BUSINESS DAYS from the date of the written or verbal authorization. An Access Person will be required to renew clearance for the transaction if the trade is not completed before the authorization expires.

      If during the Quarterly Code of Ethics Review, the Chief Compliance Officer finds that an Access or Supervised Person has transacted in Covered Securities without seeking pre-clearance from Compliance, then Compliance will notify the Access or Supervised Person in writing that they must unwind the transaction (either buy or sell) within five (5) business days and donate any profits to a charitable organization selected by the Access or Supervised Person. A copy of the check made payable to the charitable organization must be given to Compliance as evidence of unwinding the transaction.

      The pre-clearance requirements discussed above shall not apply to Exempt Securities.

BLACKOUT PERIODS
----------------

      No pre-clearance will be granted to purchase or sell any Covered Security:

      1.    on any day when the  Trust has a  pending  "buy" or "sell"  order in
            that  same  Covered   Security  until  that  order  is  executed  or
            withdrawn; or

      2. when the Chief Compliance Officer has been advised by the investment adviser that the same Covered Security is being considered for purchase or sale by the Trust.

      In addition, a Portfolio Manager is expressly prohibited from purchasing or selling a Covered Security within seven (7) calendar days before or after the investment portfolio of the Trust that he or she manages trades in that Covered Security. If Trades occur within the proscribed period, they should be unwound. If unwinding is not possible, then all profits from trading should be disgorged to the appropriate fund, or alternatively to a charitable organization.

INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS
----------------------------------------------

      The pre-clearance requirements discussed above shall apply to all purchases of securities in an Initial Public Offering or Limited Offering by any Investment Personnel where such person, either directly or indirectly, acquires a Beneficial Interest in the security. A written record of any decision concerning the purchase of a security in an Initial Public Offering or Limited Offering, and the reason supporting any decision to approve the acquisition of a security in an Initial Public Offering or Limited Offering, shall be made by the Chief Compliance Officer.

      In considering a request to invest in an Initial Public Offering or Limited Offering, the Chief Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for the Trust, and whether the opportunity is being offered to the Investment Personnel by virtue of his or her position with the Trust. Should
Investment Personnel be authorized to acquire securities in an Initial Public Offering or Limited Offering, he or she shall, in addition to reporting the transaction on the quarterly transaction report to the Companies, disclose the interest in that investment to other Investment Personnel participating in the investment decision-making process if and when he or she plays a part in the Trust's subsequent consideration of an investment in that issuer. In such a case, the Trust's decision to purchase securities of that issuer will be subject to an independent review by Investment Personnel who have no personal interest in the issuer.

      3.    SHORT-TERM TRADING.
            -------------------

      It is the view of the Companies that short-term trading by Investment Personnel permit abuses that are a legitimate concern of the Companies and their clients. To address those concerns, the Companies propose to restrict outright short-term trading activities of Investment Personnel. In appropriate instances, the Companies may authorize, on a case-by-case basis, transactions prohibited under these provisions, but such authorization will be subject to particular monitoring and evaluation of the relevant facts surrounding the transactions. To that end, the Companies have adopted policies and procedures designed to prevent unregulated short-term trading by such personnel. For the purpose of this Code, "short-term trading" involves the purchase and sale, or the sale and purchase, of the same or equivalent Covered Securities within a single sixty (60) calendar day period.

      No Investment Personnel shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities which are owned by the Trust or which are of a type suitable for purchase by the Trust, within sixty (60) calendar days. The Chief Compliance Officer may permit in writing exemptions to the prohibition of this section, on a case-by-case basis, when no abuse is involved and the equities of the circumstances support an exemption. When passing upon a request for such permission, the Chief Compliance Officer shall consider the frequency of such requests by the individual, the circumstances and parties involved in the transaction, and all other information that reflects on the propriety of the proposed transaction.

      4.    GIFTS.
            ------

      In Accordance with FINRA Conduct Rule 3060 (Formerly the NASD), no Investment Personnel or Access/Supervised Person shall accept or give a gift or other thing of more than de minimis value (a "gift"), $100 PER YEAR PER PERSON, from any person or entity that does business with or on behalf of either Company or any investment company serviced by the Companies, if such gift is in relation to the business of the employer of the recipient of the gift, or an investment company client of such employer. In addition, any Personnel who receives an unsolicited gift shall promptly notify the Chief Compliance Officer in writing of such gift and who it is given by. If the gift has an unclear status under this section, then the Investment Personnel shall notify the Chief Compliance Officer in writing and accept the gift only upon approval of the Chief Compliance Officer.

      5.    SERVICE AS A DIRECTOR.
            ----------------------

      No Investment Personnel shall serve as a director of a publicly traded company absent prior written authorization from the Chief Compliance Officer confirming that such board service would not be inconsistent with the interests of the investment adviser's clients, including but not limited to the Trust and its shareholders. If approved, this information must be listed on the Investment Personnel's Outside Business Activities Forms which is distributed annually at the Companies calendar year-end.

V. COMPLIANCE PROCEDURES UNDER RULE 17J-1, RULE 204A-1 AND FEDERAL SECURITIES LAWS. In order to provide the Companies with the information needed to enable them to determine with reasonable assurance that the provisions of this Code are being observed by their Access Persons and Supervised Persons (hereinafter collectively referred to as Access Persons):

1. The Chief Compliance Officer shall identify all Access Persons who are subject to the pre-clearance requirements or who may have a duty to make the reports required hereunder and shall inform each such person of such duty, and shall receive all reports required hereunder.

2. Each Access Person must disclose all Covered Securities holdings to the Chief Compliance Officer no later than ten (10) calendar days after becoming an Access Person. The Covered Securities holdings must be current as of a date not more than (45) calendar days prior to the date the person becomes and access person. An example of such initial holdings report and the items required by the Code is attached as Exhibit B.

3. Each Access Person must report, within thirty (30) days after the end of each calendar year, all Covered Securities holdings, INCLUDING HOLDINGS IN NEW CENTURY PORTFOLIOS. The Annual Covered Securities holdings must be current as of a date not more than (45) calendar days prior to the date the report was submitted. An example of such annual holdings report is attached to this Code as Exhibit C.

4. Each Access Person must report, within ten (10) calendar days after the end of each calendar quarter, all transactions in Covered Securities INCLUDING NEW CENTURY PORTFOLIOS in which the person has, or through such transaction acquires, any direct or indirect Beneficial Ownership during the quarter. In addition, such report must contain a list of all accounts opened during the quarter with any brokers, dealers and/or banks in which any securities were held for the direct or indirect Beneficial Ownership of the Access Person. An example of such quarterly transactions report is attached as Exhibit D & E.

      New Provision effective 1st Quarter ended 2007 - If an Access Person has traded covered securities or exempt securities requiring pre-clearance during the previous quarter, the Access Person must submit the following with their Quarterly Transaction Report.

      >>    A copy of the pre-clearance  authorization  (email from Compliance);
            and

      >> A detailed listing of the transactions on the Quarterly Transaction Report; or

      >> A Dbcams printout of the transactions executed during the quarter, with the pre-cleared trades highlighted on the Dbcams report; or

      >> A transaction statement from the Brokerage Firm with the pre-cleared trades highlighted for review by Compliance; or

      >>    A  copy  of  the   Confirmation   Statement   with  a  copy  of  the
            pre-clearance authorization attached.

5. Each Access Person shall instruct his or her broker(s) to supply the Chief Compliance Officer, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts. Each Access Person shall report the opening of any brokerage account controlled by such person or in which such person has a Beneficial Ownership within thirty (30) days of opening, or acquiring a Beneficial Ownership in, any account. In addition, each Access Person shall provide the Chief Compliance Officer, at least on an annual basis, with a listing of all brokerage accounts controlled by such person or in which such person has a Beneficial Ownership.

6. The reporting requirements of paragraphs 2,3, 4 and 5, above, do not apply to securities transactions effected for, and any Covered Securities held in, any account for which an Access Person does not have any direct or indirect influence or control, or in transactions effected pursuant to an automatic investment plan.

7. The Chief Compliance Officer shall review such reports, including the initial holdings reports, the annual holdings reports and the quarterly transaction reports, to detect conflicts of interest and abusive practices. The Chief Compliance Officer shall report to the appropriate officers of each Company: (a) any transactions that appear to be apparent violations of the prohibitions contained in this Code; (b) any apparent violations of the reporting requirements contained in this Code; and (c) any procedures or sanctions imposed in response to a violation of this Code, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and disgorgement of the profits.

8. The Chief Compliance Officer shall promptly report to the Trust's Board of Trustees at its next regularly scheduled quarterly meeting: (a) any transactions that appear to be apparent violations of the prohibitions contained in this Code; (b) any apparent violations of the reporting requirements contained in this Code; and (c) any procedures or sanctions imposed in response to a violation of this Code, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and disgorgement of the profits.

9. The Chief Compliance Officer shall forward to the Trust a copy of this Code of Ethics and all future amendments and modifications thereto. Employees are advised that the Companies have acknowledged that the Board of Trustees of the Trust is required to review and approve this Code of Ethics at least once each year, and that any material changes to this Code will be reviewed by the Board of Trustees of the Trust at its next regularly scheduled quarterly meeting, and in no case more than six months after such change, and must approve such changes under applicable legal standards.

10. At least once a year, the Chief Compliance Officer shall prepare a written report for transmittal to its Board of Trustees with respect to this Code and the procedures under the Code. Such report may: (a) include a copy of the Code; (b) summarize existing procedures concerning personal investing and any changes in either code's policies or procedures during the past year; (c) describe any issues arising under the Code or procedures since the last report, including but not limited to information about material violations of the Code or procedures, and sanctions imposed in response to material violations; (d) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions, policies or procedures based upon the Chief Compliance Officer's experience under such codes, evolving industry practices, or developments in applicable laws or regulations; and (e) certify that the Companies have each adopted procedures reasonably necessary to prevent Access Persons from violating their respective codes of ethics.

11. This Code (including any code that has been in effect for the past five years), a list of all persons required to make reports under this Code, a copy of each report made by Access Persons, a copy of each report made by the Chief Compliance Officer, a record of any decision (and the reasons supporting that decision) to allow any Investment Personnel to purchase securities in an Initial Public Offering or Limited Offering, and a record of any violation of this Code (including any action taken as a result of such violation), shall be maintained by the Companies as required under Rules 17j-1 and 204A-1.

12. At least annually and more frequently if an Amendment, all Access Persons will be required to certify in writing or electronically that they: (a) have read and understand the Code and any amendments; (b) recognize that they are subject to the requirements outlined in the Code; (c) have complied with the requirements of the Code; (d) have disclosed and reported all personal securities transactions required to be disclosed;
      (e) have disclosed all personal securities holdings and/or accounts (if required); and (f) have immediately notified the Chief Compliance Officer of any personal conflict of interest relationship, such as the existence of any economic relationship between their personal transactions and securities held or to be acquired by the Trust.

13. Each Access Person and Supervised Person of the Companies must report any violation of this code of ethics promptly to the adviser's Chief Compliance Officer.

14. Each Supervised Person under Rule 204A-1 and each Access Person under Rule 17j-1 must comply with all federal securities laws and regulations mentioned above.

VI.   SANCTIONS.

      Upon discovering a violation of this Code, the Chief Compliance Officer may impose such sanctions as it deems appropriate, including, among other things, disgorgement of profits, a letter of censure or suspension or termination of the employment of the violator.

                                                                       EXHIBIT A
                                                                       ---------

                          STATEMENT ON INSIDER TRADING

      The Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA") requires that all investment advisers and broker-dealers establish, maintain, and enforce written policies and procedures designed to detect and prevent the misuse of material non-public information by such investment adviser and/or broker-dealer, or any person associated with the investment adviser and/or broker dealer.

      Rule 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") states that an investment adviser must adopt and disseminate written policies with respect to ITSFEA, and an investment adviser must also vigilantly review, update, and enforce them. Section 204A provides that every person subject to
Section 204 of the Advisers Act shall be required to establish procedures to prevent insider trading.

      Weston Financial Group, Inc., the investment adviser for each series of New Century Portfolios (the "Trust") and Weston Securities Corporation, the broker-dealer that acts as principal underwriter to the Trust has adopted the following policy, procedures, and supervisory procedures in addition to a Code of Ethics. The investment adviser and principal underwriter shall collectively be called the "Providers".

                               SECTION I - POLICY
                               ------------------

      This section should familiarize the officers, directors and employees of the Providers with issues concerning insider trading and to assist them in putting into context the policy and procedures on insider trading.

POLICY STATEMENT:
-----------------

      No person to whom this Statement on Insider Trading applies, including officers, directors and employees, may trade, either personally or on behalf of others (such as mutual funds and private accounts managed by a Provider) while in possession of material, non-public information; nor may any officer, director or employee of a Provider communicate material, non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading." This policy applies to every officer, director and employee of a Provider and extends to activities within and outside their duties as a Provider. It covers not only personal transactions of covered persons, but indirect trading by family, friends and others, or the non-public distribution of inside information from you to others. Every officer, director and employee must read and retain this policy statement. Any questions regarding the policy and procedures should be referred to the Chief Compliance Officer.

      The term "insider trading" is not defined in the Federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or the communications of material non-public information to others who may benefit from such information.

      While the law concerning insider trading is not static, it is generally understood that the law prohibits:

      (a) trading by an insider, while in possession of material non-public information, or

      (b) trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

      (c)   communicating material non-public information to others.

      The elements of insider trading and the penalties for such unlawful conduct are discussed below.

1.    WHO IS AN INSIDER?
      ------------------

      The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, an investment adviser may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

2.    WHAT IS MATERIAL INFORMATION?
      -----------------------------

      Trading  on inside  information  can be the basis for  liability  when the information is material. In general, information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

3.    WHAT IS NON-PUBLIC INFORMATION?
      -------------------------------

      Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in THE WALL STREET JOURNAL or publications of general circulation would be considered public. (Depending on the nature of the information, the type and timing of the filing or public release, it may be appropriate to allow for adequate time for the information to be "effectively" disseminated.)

4.    REASON FOR LIABILITY.
      ---------------------

      (a) Fiduciary duty theory - in 1980 the Supreme Court found that there is no general duty to disclose before trading on material non-public information, but such a duty arises only where there is a direct or indirect fiduciary relationship with the issuer or its agents. There must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material non-public information or refrain from trading.

      (b) Misappropriation theory - another basis for insider trading liability is the "misappropriation" theory, where liability is established when trading occurs on material non-public information that was stolen or misappropriated from any other person.

5.    PENALTIES FOR INSIDER TRADING.
      ------------------------------

      Penalties for trading on or communicating material non-public information are severe, both for individuals and their employers. A person can be subject to some or all of the penalties below even if he/she does not personally benefit from the violation. Penalties include:

      * civil injunctions; treble damages; disgorgement of profits; jail sentences; and
      * fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and
      * fines for the employer or other controlling person of up to the greater of $1 million or three times the amount of the profit gained or loss avoided.

      In addition, any violation of this policy statement can be expected to result in serious sanctions by a Provider, including dismissal of the persons involved.

                             SECTION II - PROCEDURES
                             -----------------------

      The following procedures have been established to aid the officers, directors and employees of a Provider in avoiding insider trading, and to aid in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of a Provider must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability, and/or criminal penalties. If you have any questions about these procedures you should consult the Chief Compliance Officer.

1.    IDENTIFYING INSIDE INFORMATION.
      -------------------------------

      Before trading for yourself or others in securities of a company you may have potential insider info, including investment companies or private accounts managed by a Provider, ask the following questions:

      (a) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

      (b) Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE WALL STREET JOURNAL or other publications of general circulation?

      If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

      (a)   Report the matter immediately to your Chief Compliance Officer.

      (b) Do not purchase or sell the security on behalf of yourself or others, including investment companies or private accounts managed by a Provider.

      (c) Do not communicate the information to anybody, other than to the Chief Compliance Officer.

      (d) After the Chief Compliance Officer has reviewed the issue, you will be instructed to either continue the prohibitions against trading and communication, or you will be allowed to communicate the information and then trade.

2.    PERSONAL SECURITY TRADING.
      --------------------------

      All officers, directors and certain employees of a Provider shall submit to the Chief Compliance Officer, on a quarterly basis, a report of every securities transaction in which they, their families (including the spouse, minor children, and adults living in the same household as the officer, director or employee), and trusts of which they are trustees or in which they have a beneficial interest have participated, or at such lesser intervals as may be required from time to time. The report shall include the name of the security, date of the transaction, quantity, price, and broker-dealer through which the transaction was effected. All officers, directors and certain employees must also instruct their broker(s) to supply the Chief Compliance Officer, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and periodic statements for all securities accounts.

3.    RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION.
      ------------------------------------------------------

      Any information in your possession that you identify as material and non-public may not be communicated other than in the course of performing your duties to anyone, including persons within your company, except as provided in paragraph 1 above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

4.    RESOLVING ISSUES CONCERNING INSIDER TRADING.
      --------------------------------------------

      If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with your Chief Compliance Officer before trading or communicating the information.

                            SECTION III - SUPERVISION
                            -------------------------

      The role of the Chief Compliance Officer is critical to the implementation and maintenance of this Statement on Insider Trading. These supervisory procedures can be divided into two classifications: (1) the prevention of insider trading; and (2) the detection of insider trading.

1.    PREVENTION OF INSIDER TRADING:
      ------------------------------

      To prevent insider trading the Chief Compliance Officer should:

      (a) answer promptly any questions regarding the Statement on Insider Trading;

      (b) resolve issues of whether information received by an officer, director or employee is material and non-public;

      (c) review and ensure that officers, director and employees review, at least annually, and update as necessary, the Statement on Insider Trading; and

      (d) when it has been determined an officer, director or employee has material non-public info.,

            (i)   implement   measures   to   prevent   dissemination   of  such
                  information, and

            (ii) if necessary, restrict officers, director and employees from trading the securities.

2.    DETECTION OF INSIDER TRADING:
      -----------------------------

      To detect insider trading, the Chief Compliance Officer should:

      (a) review the trading activity reports filed by each officer, director and employee, to ensure no trading took place in securities in which the Provider has material non-public information;

      (b) review the trading activity of the mutual funds managed by the investment adviser and the mutual funds which the broker dealer acts as principal underwriter; and

      (c) coordinate, if necessary, the review of such reports with other appropriate officers, directors or employees of a Provider and the Trust.

3.    SPECIAL REPORTS TO MANAGEMENT:
      ------------------------------

      Promptly, upon learning of a potential violation of the Statement on Insider Trading, the Chief Compliance Officer must prepare a written report to management of the Provider, and provide a copy of such report to the Trust's Board of Trustees, providing full details and recommendations.

4.    ANNUAL REPORTS:
      ---------------

      On an annual basis, the Chief Compliance Officer of each Provider will prepare a written report to the management of the Provider, and provide a copy of such report to the Board of Trustees of the Trust, setting forth the following:

      (a) a summary of the existing procedures to detect and prevent insider trading;
      (b) full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation; and
      (c) an evaluation of the current procedures and any recommendations for improvement.

                                                                       EXHIBIT B
                                                                       ---------

                          WESTON FINANCIAL GROUP, INC.
                          WESTON SECURITIES CORPORATION
                             NEW CENTURY PORTFOLIOS
              (EACH A "COMPANY," AND COLLECTIVELY, THE "COMPANIES")

                                 CODE OF ETHICS

                                 INITIAL REPORT

To the Chief Compliance Officer:

      1. I hereby acknowledged receipt of a copy of the Code of Ethics for the Companies.

      2. I have read and understand the Code and recognize that I am subject thereto in the capacity of "Access Person and/or Supervised Person."

      3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve any client of the Companies, such as any economic relationship between my transactions and securities held or to be acquired by the Companies.

      4.    As of the date below I had a direct or indirect beneficial ownership
            in  the  following   Covered   Securities,   including  New  Century
            Portfolios:

                                                                           Type of Interest
      Name of Security                        Number of Shares            (Direct or Indirect)
      ----------------                        ----------------            --------------------

      ------------------------------------    ------------------------    ----------------------------

      ------------------------------------    ------------------------    ----------------------------

      ------------------------------------    ------------------------    ----------------------------

      ------------------------------------    ------------------------    ----------------------------

      ------------------------------------    ------------------------    ----------------------------

      ------------------------------------    ------------------------    ----------------------------

      ------------------------------------    ------------------------    ----------------------------

      ------------------------------------    ------------------------    ----------------------------

      ------------------------------------    ------------------------    ----------------------------

      ------------------------------------    ------------------------    ----------------------------

      ------------------------------------    ------------------------    ----------------------------

      ------------------------------------    ------------------------    ----------------------------

      ------------------------------------    ------------------------    ----------------------------

      5.    I  have  direct  or  indirect  beneficial   ownership  of  brokerage
            account(s) maintained at the following brokerage firms (including all brokerage accounts held by my household). (Please see attached)

      6. I understand that I must have copies of my brokerage trade confirmations and periodic statements sent to the Chief Compliance Officer.

Date:                                   Signature:
      ------------------------------               -----------------------------

                                        Print Name:
                                                    ----------------------------

                                                                       EXHIBIT C
                                                                       ---------

                          WESTON FINANCIAL GROUP, INC.
                          WESTON SECURITIES CORPORATION
              (EACH A "COMPANY," AND COLLECTIVELY, THE "COMPANIES")

                          CODE OF ETHICS ANNUAL REPORT

To the Chief Compliance Officer:

1. I have read and understand the Code(s) and recognize that I am subject thereto in the capacity of an "Access Person" and/or "Supervised Person".

2. I hereby certify that, during the year ended December 31, 2007, I have complied with the requirements of the Code(s) and I have reported all securities transactions required to be reported pursuant to the Code(s).

3. Do you have knowledge of the existence of any personal conflict of interest relationship which may involve the Company, such as any economic relationship between my transactions and securities held or to be acquired by New Century Portfolios?

                                                            YES _____ NO _____

If Yes, Please Describe ________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

4.    Do you have any outside employment or business activity?

                                                            YES _____ NO _____

If Yes, Has an Outside Business Activity Form been completed? If No, Please Complete the OBA Form.

                                                            YES _____ NO _____

5. Is your spouse or anyone living in your household employed by or an affiliate of an Exchange or by a FINRA (formerly the NASD) member firm?

                                                            YES _____ NO _____

If Yes, Please Describe ________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

6. Do you, your spouse or anyone living in your household serve as a Director, Officer, Trustee, Member, Partner, or in any other capacity, for any other entity?

                                                            YES _____ NO _____

If Yes, Please Describe ________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

7. Have you received any gifts from, or made any gifts to, clients or anyone doing business with the firm other than gifts of nominal value (under $100)?

                                                            YES _____ NO _____

8. Have you received any cash compensation from a client or vendor during 2007 (i.e. check made payable to individual and not a Weston related entity?

                                                            YES _____ NO _____

If Yes, Please Describe ________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

9. Have you reported all gifts and/or business entertainment given or received during the year to Compliance?

                                                            YES _____ NO _____

IF NO, please complete the GIFTS & BUSINESS ENTERTAINMENT REPORTING FORM ON THE G DRIVE / COMPLIANCE. Please report only gifts received during the year NOT previously reported to Compliance. (Reporting includes business entertainment; i.e. dinner, show, sporting event, etc., in which you accompanied a client or employee of a firm doing business with Weston).

10. Have you made any political contributions on behalf of Weston Financial or Weston Securities Corporation during 2007?

                                                            YES _____ NO _____

If Yes, Please Describe ________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

11. Did you, your spouse or anyone living in your household trade New Century Portfolios during the 4Q07?

                                                            YES _____ NO _____

IF YES, PLEASE DETAIL ALL TRANSACTIONS ON YOUR QUARTERLY TRANSACTION REPORT.

12. Did you, your spouse or anyone living in your household trade covered securities during the 4Q07 which required pre- clearance authorization by Compliance?

                                                            YES _____ NO _____

IF YES, PLEASE DETAIL ALL TRANSACTIONS ON YOUR QUARTERLY TRANSACTION REPORT AND INCLUDE A COPY OF THE PRE-CLEARANCE AUTHORIZATION EMAILS. TRADING CONFIRMATIONS OR DBCAMS PRINTOUTS WITH THE TRADES HIGHLIGHTED MAY BE USED IN LIEU OF DETAILING EACH TRANSACTION ON THE QUARTERLY TRANSACTION REPORT. HOWEVER, PLEASE NOTE PRE-CLEARANCE EMAILS MUST BE ATTACHED.

13. Do you own any interests in any securities or other investments not included on your brokerage statements, e.g., private placements, limited partnerships, etc. (non-custodied securities)?

                                                            YES _____ NO _____

If Yes, Please Describe ________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

14. Do you have any ownership interest (a minimum of 5% interest) in other entities (public or non-public) not included on brokerage statements?

                                                            YES _____ NO _____

If Yes, Please Describe ________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

15. Have you requested duplicate confirmations and statements to be sent to the Chief Compliance Officer?

                                                            YES _____ NO _____

IF NO, Please List the Accounts that are NOT Automatically Sent to Compliance by the Brokerage Firm:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

16. As of December 31, 2007, please list all securities maintained in your name and for any person who is a household member or immediate family member in which you have a direct or indirect beneficial interest:

YEAR-END STATEMENTS MAY BE ATTACHED IN LIEU OF LISTING ALL SECURITY HOLDINGS.
-----------------------------------------------------------------------------

PLEASE WRITE "SEE ATTACHED STATEMENTS" BELOW IF YOU ARE ATTACHING STATEMENTS IN LIEU OF LISTING HOLDINGS.

                                                                             Type of Interest
      Name of Securities (Not Ticker)                 Number of Shares      (Direct or Indirect)
      -------------------------------                 ----------------      --------------------

      ---------------------------------------------   -------------------   -----------------------

      ---------------------------------------------   -------------------   -----------------------

      ---------------------------------------------   -------------------   -----------------------

      ---------------------------------------------   -------------------   -----------------------

      ---------------------------------------------   -------------------   -----------------------

      ---------------------------------------------   -------------------   -----------------------

      ---------------------------------------------   -------------------   -----------------------

      ---------------------------------------------   -------------------   -----------------------

      ---------------------------------------------   -------------------   -----------------------

      ---------------------------------------------   -------------------   -----------------------

      ---------------------------------------------   -------------------   -----------------------

      ---------------------------------------------   -------------------   -----------------------

      ---------------------------------------------   -------------------   -----------------------

      ---------------------------------------------   -------------------   -----------------------

      ---------------------------------------------   -------------------   -----------------------

      ---------------------------------------------   -------------------   -----------------------

Date:    01 /     /2008                 Signature:
      --------------------------                  ------------------------------

                                        Print Name:
                                                    ----------------------------

                                                                       EXHIBIT D
                                                                       ---------

                          WESTON FINANCIAL GROUP, INC.
                          WESTON SECURITIES CORPORATION
              (EACH A "COMPANY," AND COLLECTIVELY, THE "COMPANIES")

                         SECURITIES TRANSACTIONS REPORT

                   FOR THE CALENDAR QUARTER ENDED ____________

To the Chief Compliance Officer:

      During the quarter referred to above, the following transactions were effected in Covered Securities, including New Century Portfolios of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics.

================================================================================================================================
     SECURITY            DATE OF        NO. OF         DOLLAR            NATURE OF           PRICE          BROKER/DEALER
                       TRANSACTION      SHARES        AMOUNT OF         TRANSACTION                        OR BANK THROUGH
                                                     TRANSACTION      (PURCHASE, SALE,                      WHOM EFFECTED
                                                                        DIV REINVST)
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

================================================================================================================================

      This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

      Except as noted on this report, I hereby certify I have no knowledge of the existence of any personal conflict of interest relationship which may involve a client of the Companies, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Companies or New Century Portfolios.

Date:                                   Signature:
      ------------------------------               -----------------------------

                                        Print Name:
                                                    ----------------------------

                                                                       EXHIBIT E
                                                                       ---------

                          WESTON FINANCIAL GROUP, INC.
                          WESTON SECURITIES CORPORATION
              (EACH A "COMPANY," AND COLLECTIVELY, THE "COMPANIES")

                                 CODE OF ETHICS

                      BROKERAGE ACCOUNT(S) ACKNOWLEDGEMENT

To all Employees:

To ensure Weston Financial Group, Weston Securities Corporation and New Century Portfolios are in compliance with the Code of Ethics please fill out the form below by listing all brokerage accounts where you or a member of you household has an indirect or direct beneficial interest. This information MUST be supplied by each employee to verify that no brokerage accounts/statements are being overlooked.

Employees who do not supply this information by ___________ will be reported to Wayne Grzecki.

I hereby certify that the following indirect or direct brokerage accounts are being maintained by me or a member of my household. The accounts are maintained at the institutions listed below:

        Insert Name(s) of Brokerage Firm                 Account Number
        --------------------------------                 --------------

     --------------------------------------      ------------------------------

     --------------------------------------      ------------------------------

     --------------------------------------      ------------------------------

     --------------------------------------      ------------------------------

     --------------------------------------      ------------------------------

     --------------------------------------      ------------------------------

     --------------------------------------      ------------------------------

     --------------------------------------      ------------------------------

     --------------------------------------      ------------------------------

I understand that I must have copies of brokerage trade confirmations and periodic statements for anyone in my household sent to the Chief Compliance Officer.

Date:                                   Signature:
      ------------------------------               -----------------------------

                                        Print Name:
                                                    ----------------------------

                                                                       EXHIBIT F
                                                                       ---------

                          WESTON FINANCIAL GROUP, INC.
                          WESTON SECURITIES CORPORATION
              (EACH A "COMPANY," AND COLLECTIVELY, THE "COMPANIES")

                                 CODE OF ETHICS

                               PRE-CLEARANCE FORM

PRE-CLEARANCE REQUEST
---------------------

Date: _____________

To the Chief Compliance Officer:

I request authorization for the following transaction:

         Name of Security                   Number of Shares
         ----------------                   ----------------



I am not trading on inside information. This request is being made in advance of order placement with a broker. I have reviewed Weston's Client List and do not know of any conflicts.

Signature:
           ------------------------------------------------------------

Print Name:
            -----------------------------------------------------------

AUTHORIZATION
-------------

This trade is authorized on ____________ and is valid for two (2) business days from the date of the authorization.

Signature:
           ------------------------------------------------------------


                                      F-1